UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 N Jefferson Street Springdale, Arkansas	72764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

On March 26, 2010, Advanced Environmental Recycling Technologies, Inc. (AERT) entered into an agreement with Allstate Insurance Company (Allstate) extending the maturity date of a loan in the amount of $800,000 from July 1, 2009 to July 15, 2010.  The loan bears interest at a fixed rate of 19.75%.  Principal payments of $200,000 per month for four months begin April 15, 2010.  All other terms of the loan were substantially unchanged.

On March 26, 2010, AERT also entered into an agreement with Allstate extending the maturity date of a loan in the amount of $5,668,056 from July 1, 2009 to December 15, 2011.  The loan bears interest at a fixed rate of 10%.  Payments of $63,000 per month begin April 15, 2011, with the remaining balance of the loan due at maturity, along with a premium of 5% of the original principal amount of the loan.  All other terms of the loan were substantially unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING
TECHNOLOGIES, INC.

By: /s/     Joe Brooks
Joe Brooks
Chairman and Chief Executive Officer

Date: March 31, 2010